Exhibit 4.13

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THE ACT AND SUCH LAWS OR (1) REGISTRATION UNDER APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED AND (2) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY IS FURNISHED TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.

ACCELPATH, INC.

WARRANT TO PURCHASE COMMON STOCK

This certifies that, for value received, Ravi Mani (the “Holder”) is entitled to subscribe for and purchase up to  Two hundred and fifty thousand (250,000)  shares (subject to adjustment from time to time pursuant to the provisions of Section 5 hereof) of fully paid and nonassessable Common Stock of AccelPath, Inc., a Delaware corporation (the “ Company ”), at the Warrant Price (as defined in Section 2 hereof), subject to the provisions and upon the terms and conditions hereinafter set forth.

As used herein, the term “Common Stock” shall mean the Company’s Common Stock, $.001 par value per share, and any stock into or for which such Common Stock may hereafter be converted or exchanged.

1.

Term of Warrant.  The purchase or conversion right represented by this warrant (hereinafter the “ Warrant ”) is exercisable, in whole or in part at any time during the period commencing on the date hereof and continuing until the fifth anniversary hereof.

2.

Warrant Price.  The initial exercise price of this Warrant shall be equal to $0.01 per share, subject to adjustment from time to time pursuant to the provisions of Section 5 hereof (the “ Warrant Price ”).

3.

Method of Exercise or Conversion; Payment; Issuance of New Warrant.

a.

Exercise.  Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the Holder hereof, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as  Exhibit 1  duly executed) at the principal office of the Company and (i) by the payment to the Company, by check or wire transfer, of an amount equal to the then applicable Warrant Price per share multiplied by the number of shares then being purchased; or (ii) by exercise of the Conversion Right under paragraph (b) below.  The Company agrees that the shares so purchased shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment (or exercise of the Conversion Right) made for such shares as aforesaid.  In the event of any exercise of this Warrant and,  in any event, certificates for the shares of stock so purchased shall be delivered promptly to the Holder hereof (and, in any event, within 15 days thereafter) and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the shares, if any, with respect to which this Warrant shall not then have been exercised, shall also be issued promptly to the Holder hereof (and, in any event, within fifteen (15) days).

b.

Conversion.  Subject to Section 1 hereof, the Holder may convert this Warrant (the “ Conversion Right ”), in whole or in part, into the number of shares of Common Stock of the Company calculated pursuant to the following formula by surrendering this Warrant (with the notice of exercise form attached hereto as  Exhibit 1  duly executed) at the principal office of the Company specifying the number of shares of Common Stock of the Company, the rights to purchase which the Holder desires to convert:

X	=	Y (A - B)
A

where:	X	=	the number of shares of Common Stock to be issued to the Holder;

	Y	=	the number of shares of Common Stock subject to this Warrant for which the Conversion Right is being exercised;

	A	=	the fair market value of one share of Common Stock; and

	B	=	the Warrant Price.

As used herein, the fair market value of a share of Common Stock with respect to each share of Common Stock means (a) the average of the Closing Bid Prices per share of the Common Stock on the OTC Bulletin Board or other principal stock exchange or quotation system on which the Common Stock is then listed or quoted for the five Trading Days immediately prior to the delivery of this Warrant to the Company together with the Notice of Exercise, or (b) if the Common Stock is not listed then on the OTC Bulletin Board or any stock exchange or quotation system, the average of  the Closing Bid Prices for a share of Common Stock in such other over-the-counter market, as reported by the Nasdaq Stock Market or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices for the five Trading Days immediately prior to the delivery of this Warrant to the Company together with the Notice of Exercise, or (c) if the Common Stock is not then reported by the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices, then the average of the "Pink Sheet" quotes as determined in good faith by the Board of Directors for the five Trading Days immediately prior to the delivery of this Warrant to the Company together with the Notice of Exercise, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined in good faith by the Board of Directors. “Closing Bid Price” shall mean the closing bid price (as reported by Bloomberg L.P.) of the Common Stock on the OTC Bulletin Board or such other exchange or trading facility on which the Common Stock is traded. “Trading Day” shall mean (a) a day on which the Common Stock is traded on the OTC Bulletin Board or other stock exchange or market on which the Common Stock has been listed, or (b) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices).

The Company agrees that the shares so converted shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered as aforesaid.  In the event of any conversion of this Warrant, certificates for the shares of stock so converted shall be delivered promptly to the holder hereof (and, in any event, within 15 days thereafter) and, unless this Warrant has been fully converted or expired, a new Warrant representing the portion of the shares, if any, with respect to which this Warrant shall not then have been converted, shall also be issued promptly to the holder hereof (and, in any event, within fifteen (15) days).

4.

Stock Fully Paid; Reservation of Shares.  All Common Stock which may be issued upon the exercise or conversion of this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof.  During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

5.

Adjustment of Purchase Price and Number of Shares.  The kind of securities purchasable upon the exercise of this Warrant, the Warrant Price and the number of shares purchasable upon exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events as follows:

a.

Reclassification, Consolidation or Merger.  In case of any reclassification, recapitalization, reorganization or change of outstanding securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation, other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant, or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall execute a new Warrant, providing that the Holder of this Warrant shall have the right to exercise suc h new Warrant and procure upon such exercise, in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, recapitalization, reorganization, change, consolidation, or merger by a holder of one share of Common Stock.  Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5.  No consolidation or merger of the Company with or into another corporation referred to in the first sentence of this paragraph (a) shall be consummated unless the successor or purchasing corporation referred to above shall have agreed to issue a new Warrant as provided in this Section 5.  The provisions of this subsection (a) shall similarly apply to successive reclassification, changes, consolidations, mergers and transfers.

b.

Subdivision or Combination of Shares.  If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination.

c.

Stock Dividends.  If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend with respect to Common Stock payable in, or make any other distribution with respect to Common Stock (except any distribution specifically provided for in the foregoing subparagraphs (b) or (c)) of, Common Stock, then the Warrant Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (a) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution and (b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

d.

Cash Dividends and Distributions.  If at any time or from time to time the holders of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor, any cash, stock, other securities or property, the holder hereof shall, upon the exercise of this Warrant, receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of cash, stock, other securities and property which such holder would have received had he been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such cash, stock, other securities and property.

e.

Adjustment of Number of Shares.  Upon each adjustment in the Warrant Price pursuant to any of Sections 5 (a) through (c), the number of shares of Common Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

6.

Notice of Adjustments.  Whenever any Warrant Price shall be adjusted pursuant to Section 5 hereof, the Company shall prepare a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, the Warrant Price after giving effect to such adjustment and the number of shares then purchasable upon exercise of this Warrant, and shall cause copies of such certificate to be mailed (by first class mail, postage prepaid) to the holder of this Warrant at the address specified in Section 10(d) hereof, or at such other address as may be provided to the Company in writing by the holder of this Warrant.

7.

Fractional Shares.  No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect.

8.

Compliance with the Act.  The holder of this Warrant, by acceptance hereof, agrees that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment for such holder’s own account and not with a view toward distribution thereof, and that it will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof unless this Warrant has been registered under the Act and applicable state securities laws or registration under applicable state securities laws is not required and (ii) if reasonably requested by the Company, an opinion of counsel reasonably satisfactory to the Company is furnished to the Company to the effect that registration under the Act is not required.

9.

Transfer of Warrant. This Warrant may be transferred to or succeeded by any person; provided ,  however , that the Company is given prior written notice by the transferee at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which such rights are being assigned;  provided ,  further  that the transferee shall not be deemed to be a competitor of the Company.

10.

Miscellaneous.

a.

No Rights as Shareholder.  Except as provided in the Agreement, no holder of the Warrant or Warrants shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant or Warrants shall have been exercised and the shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

b.

Replacement.  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement, or bond reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu of this Warrant, a new Warrant of like tenor.

c.

Notice of Capital Changes.  In case:

i.

the Company shall declare any dividend or distribution payable to the holders of its Common Stock;

ii.

there shall be any capital reorganization or reclassification of the capital stock of the Company (other than for purposes of a change in domicile), or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or business organization in which the holders of the Company’s voting securities before the transaction beneficially own less than 50% of the voting securities of the surviving entity; or

iii.

there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give the holder of this Warrant written notice, in the manner set forth in subparagraph (d) below, of the date on which a record shall be taken for such dividend, or distribution or for determining stockholders entitled to vote upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and of the date when any such transaction shall take place, as the case may be.  Such written notice shall be given at least 10 days prior to the transaction in question and not less than 10 days prior to the record date in respect thereof.

d.

Notice.  Any notice given to either party under this Warrant shall be in writing, and any notice hereunder shall be deemed to have been given upon the earlier of delivery thereof by hand delivery, by courier, or by standard form of telecommunication or three (3) business days after the mailing thereof if sent registered mail with postage prepaid, addressed to the Company at its principal executive offices and to the holder at its address set forth in the Company’s books and records or at such other address as the holder may have provided to the Company in writing.

e.

Governing Law.  This Warrant shall be governed by and construed under the laws of the State of Delaware.

f.

Issue Tax.  The issuance of certificates for shares of Common Stock upon the exercise of the Warrant shall be made without charge to the holder of the Warrant for any issue tax in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then holder of the Warrant being exercised.

g.

Amendments and Waiver. Any term of this Warrant may be amended or waived only with the written consent of the Company and by the holder of the Warrant.  In the event that such required consent is obtained, such amendment or waiver shall be binding on the holder of this Warrant and such holders’ assigns.  Any such waiver of a breach of any provision of this Warrant shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Warrant.

h.

Legend.  Certificates for shares of Common Stock delivered to the holder shall bear the following legend or a legend in substantially similar form :

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY OTHER SECURITIES LAWS.  THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE.  SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 AND ANY OTHER APPLICABLE SECURITIES LAWS, UNLESS THE HOLDER SHALL HAVE OBTAINED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.”

IN WITNESS WHEREOF, this Warrant is executed as of this 14th day of September, 2012.

AccelPath, Inc.

/s/ Shekhar Wadekar

By:
Name: Shekhar Wadekar
Title: President

Exhibit 1

NOTICE OF EXERCISE

TO:      AccelPath, Inc.

1.

Check Box that Applies:

      . The undersigned hereby elects to purchase __________ shares of Common Stock of AccelPath, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

      .The undersigned hereby elects to convert the attached warrant into __________ shares of Common Stock of AccelPath, Inc. pursuant to the terms of the attached Warrant.

2.

Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

3.

The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

Signature